2006 Annual
Stockholders Meeting

May 25, 2006

Financial Highlights

0.23

0.40

Diluted Earnings Per Share

1,821

3,318

Net Income

       4,303

5,524

Income from Operations

23,834

      27,120

Gross Profit

$56,736

$63,047

Revenues

2004

2005

in thousands, except for per share amounts

Financial Highlights

2005 Continued focus on:

Maximize operating income

Increase cash flows

Improve balance sheet

Maximize Operating Income

Revenue Growth

Improved Gross Margins

Reduced SG&A Expense as a
Percentage of Revenues

Maximize Operating Income

Revenue Growth

Laboratory
Services
Revenues
increased 12%
$48.6 million

Diagnostic
Revenues
increased 7%
$14.5 million

Improve Gross Margin

Consolidated Gross Margin increased to 43.0% of
revenues, compared to 42.0% in 2004

Laboratory Services Gross Margin increased to
38.0% compared to 36.1% in 2004

Diagnostic Gross Margins declined to 59.8%
from 60.9% in 2004

Maximize Operating Income

Reduced SG&A Expenses as a
Percentage of Revenues

SG&A Expenses were 30.6% of Revenues
in 2005, compared to 31.4% of Revenues
in 2004

Maximize Operating Income

Maximize Operating Income

Increase Cash Flows

Improve Balance Sheet

Repaid $4.7 million on revolving credit
facility

Reduced long-term debt by $1.2
million

Stockholders Equity increased to $44.8
million from $37.8 million

MEDTOX Scientific, Inc.

Investing In Our Future

MEDTOX Scientific, Inc.

Update on 2005 initiatives:

eChain® System

MEDTOXscan™ Reader

SURE-SCREEN®

MEDTOX Scientific, Inc.

eChain ® System

(Corporate & Clinic markets)

MEDTOX Scientific, Inc.
 eChain® System

Overview:

1st Web-based “thin client application”
chain-of-custody and data management
system

Easily deployed at clinics (PC & printer)

Used for lab-based and PROFILE® tests

Secure system architecture

MEDTOX Scientific, Inc.
    eChain® System

Update:

Initial production transaction: 2/27/06

371 collection sites using eChain currently

264 clinics in initial rollout

107 subsequent clinics

Goal of 1,000 sites using eChain by
12/31/06

Corporate market launch in 2nd half of 2006

MEDTOX Scientific, Inc.

             Reader

(Hospital Lab / ER market)

MEDTOX Scientific, Inc.

MEDTOX Scientific, Inc.

Overview:

Interprets drug strips electronically

Eliminates device interpretation ambiguity

Expedites throughput in hospital
laboratory

USB and Serial ports for connectivity

MEDTOX Scientific, Inc.

Update:

Completed beta testing at 3 hospitals

Positive response

Excellent feedback on enhancements

Internal QC being performed

Based on component availability,
objective is to have production models in
second half of 2006

MEDTOX Scientific, Inc.

     SURE-SCREEN®

  (Government & rehab markets)

MEDTOX Scientific, Inc.
  SURE-SCREEN®

MEDTOX Scientific, Inc.
   SURE-SCREEN®

Overview

First “zero-tolerance”- type device on
market

Substantially lower drug detection levels

User-friendly cup device:

Fast test reaction

All results hold for 15 minutes

Initially targeting larger states & counties

FDA-510(k)-clearence in October, 2005

MEDTOX Scientific, Inc.
   SURE-SCREEN®

Update:

Product launch in Q4, 2005

225 established SURE-SCREEN® clients

Accounts for 28% of Government revenue

3 State Probation/Parole departments
have committed to using SURE-SCREEN ®

Contract cycle in Government = 3 years

Oxycodone FDA 510(k)-clearance 5/06

MEDTOX Scientific, Inc.
   PROFILE ® -III Cup

MEDTOX Scientific, Inc.
   PROFILE ® -III Cup

Same design & operation as SURE-SCREEN ®

Traditional detection levels

On-Board Adulterant strip

FDA-510(k)-cleared product

5 to 9 panel configurations

Target markets: corporations & clinics

Launched in Q1, 2006

2006 Annual
Stockholders Meeting

May 25, 2006